UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2023

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bodega 19-B Parque Industrial Tibitoc P.H, Tocancipá - Cundinamarca, Colombia	N/A
(Address of principal executive offices)	(Zip Code)

(561) 634-7430
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 30, 2023, Clever Leaves Holdings Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2022. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including the related information set forth in the earnings press release attached hereto as Exhibits 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on a Current Report on Form 8-K filed on September 29, 2022, Clever Leaves Holdings Inc. (the “Company”) received a notice in the form of a letter (the “Notice”) from the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common shares for the 30 consecutive business day period between August 17, 2022 through September 28, 2022, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice also indicated that the Company would be provided 180 calendar days, or until March 28, 2023, to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

On March 29, 2023, the Company received a second notice (the “Second Notice”) from Nasdaq indicating that, while the Company has not regained compliance with the Minimum Bid Price Requirement, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until September 25, 2023 (the “Second Compliance Period”), to regain compliance. According to the Second Notice, the Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and (ii) the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse share split, if necessary. If at any time during the Second Compliance Period, the closing bid price of the Company’s common shares is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance. The Staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If the Company chooses to implement a reverse share split, it must complete the split no later than 10 business days prior to the expiration of the Second Compliance Period. If compliance cannot be demonstrated by September 25, 2023, the Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to a Hearings Panel.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 30, 2023 - Clever Leaves Reports Fourth Quarter and Full Year 2022 Results.
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ Marta Pinto Leite
Name:	Marta Pinto Leite
Title:	General Counsel and Corporate Secretary

Date: March 30, 2023